Exhibit 10.17

Executive Director
Department of Labor and Employment
Division of Workers' Compensation
1515 Arapahoe Street
Denver, CO 80202-2117

Surety Bond for Self-Insuring Employers

Bond #08167815

KNOW ALL MEN BY THESE PRESENTS: That LABOR READY, INC. of 1016 South 28th
Street – Tacoma, WA 98409 asPrincipal,and FIDELITY AND DEPOSIT COMPANY OF MARYLAND of P.O. Box 1227 - Baltimore, MD 21203-1227 as Surety, are held and firmly bound unto the Executive Director, as Obligee, for the use and benefit of claimants entitled to benefits under the Workers' Compensation Act in respect to the employees of said Principal, in the penal sum of FIVE HUNDRED FORTY THOUSAND Dollars ($ 540, 000. 00), for the payment of which, the Principal and the Surety bind themselves respectively, and their respective heirs, administrators, executors, successors and assigns, jointly and severally, by these presents.

          WHEREAS, in accordance with the provisions of said Workers' Compensation Act of Colorado, the Principal has elected and applied to be permitted by the Executive Director of Colorado to operate as a self-insurance carrier; and to be issued a Self-Insurance Permit with the block number ________; and,

          WHEREAS, In consideration thereof, and in consideration of the acceptance of this bond, the Principal hereby agrees as follows:

          To pay compensation according to the terms and provisions of said Act to its employees, or to their dependents when death ensues, and to furnish medical aid pursuant to C.R.S. section 8-42-101, as amended, and to pay funeral expenses, as provided by said Act, and to pay, perform and discharge any lawful award entered in regard to such injured or killed employees, or dependents of deceased employees, and to cover all administrative and other costs incidental to the payment of said compensation benefits under the Colorado Workers' Compensation Act.

          And it is further agreed by said Principal and Surety that any lawful award entered against said Principal, shall likewise be accepted as an award against said Surety, and notice to said Principal shall be deemed notice to the Surety.

          And it is further agreed by said Principal that said Self-Insurance Permit is accepted subject to authority of the Executive Director to prescribe the rules and regulations, upon which said Permit shall be granted or continued, and subject to the full right and authority of The ExecutiveDirector at any and all times during the life of said Permit prescribe new and additional rules and regulations.

          And it is further agreed, that the proceeds of this bond can be used for no other purpose than to pay workers' compensation on behalf of claimants subject to Title 8 Articles 40 to 47 of the Colorado Revised Statutes and cannot be used for compensating employees of the employer not subject to the Colorado Workers' Compensation Act.

          And it is further agreed that the Surety will become liable for workers' compensation obligations of the Principal on the date that workers' compensation benefits are suspended and the Surety will begin payment within thirty (30) days after receipt of written notification by the Executive Director to begin payments under the terms of this bond.

          And it is further agreed that the liability of the Surety hereunder is limited to the payment of such compensation benefits for and on account of any accident or injury occurring to the employees of said Principal within the term of this bond, beginning with the date of execution, and for which compensation shall at any time be granted by any award or awards under the Workers' Compensation Act of Colorado. And it is particularly understood and agreed that the liability of said Principal for any such award or compensation is not limited to or by the amount of this bond, nor diminished, curtailed, nor lessened by anything herein contained, and it is further understood and agreed that the said Surety shall be liable to the full penal sum herein mentioned for the default of the Principal in fully discharging any liability on the part of the Principal accruing hereunder. The liability herein imposed shall be joint and several as to and between said Principal and Surety, and each and all of them. The word "Surety" when herein used includes plural as well as singular.

          NOW, THEREFORE, If said Principal and Surety shall performor cause to be performed, each and every agreement, stipulation, term and covenant herein set forth and to pay or cause to be paid, all awards entered or made under the Workers' Compensation Act of Colorado, as provided by this bond, or under and in accordance with the terms, provisions and limitations of said Act, then this obligation to be null and void, otherwise to remain in full force and effect.

          PROVIDED, HOWEVER; (a) This bond shall continue in force until canceled as herein provided; (b) This bond may be canceled by the Surety by sending of notice in writing to the Obligee, stating when, not less than ninety (90) days thereafter, liability hereunder shall terminate. Such cancellation, however, shall not affect any liability incurred or accrued under this bond, prior to the effective date of such cancellation specified in such notice.

IN TESTIMONY WHEREOF, Said Principal and Surety have caused this instrument to be duly executed and have hereunto affixed their seals this 28th day of June, A.D. 2000.

Attest: Labor Ready Inc.
          (Principal)

By /s/ Ronald L. Junck
Ronald L. Junck, Secretary

By /s/ Richard L. King
Richard L. King, President and CEO

By Fidelity and Deposit Company of Maryland

By /s/ Deborah L. Poppe
Deborah L. Poppe, Attorney-in-Fact

(Seal)